Exhibit 99.1

PROGRESSIVE CARE INC. ANNOUNCES NEW EXECUTIVE OFFICERS

Miami, FL – August 30, 2012 (Marketwire) - Progressive Care, Inc. (OTC.BB: RXMD.OB - News) and its subsidiary Pharmco, LLC (“PharmCo”), a provider of retail prescription pharmaceuticals services,  specializing in anti-retroviral patient care, long term care and durable medical equipment announced today that it has hired Mr. Vernon Watson as Chief Executive Officer and Ms. Shital Parikh as Chief Operating Officer, effective August 27, 2012. Ms. Parikh was also appointed to the Board of Directors of Progressive Care at meeting held on August 24, 2012. Mr. Avraham Friedman, the Company’s former CEO, will remain Chairman of the Board and assume the role as the Company’s Chief Compliance Officer. Progressive Care believes that the addition of new management will bring it new energy and ideas, as well as help it to accomplish the goals set forth in the Company’s business plan.

Mr. Friedman, Chairman of the Board, stated “It is the right time for the Company to engage a new CEO to take us to the next level and it gives me the opportunity to focus my skills and better serve Progressive Care. I am happy to bring on board such talented individuals who we expect will greatly enhance our executive team.”

Mr. Watson brings over fifteen years of professional experience and leadership in healthcare to Progressive Care Inc. Much of his expertise is in catering to the specific needs of individuals infected and affected by the HIV/AIDS epidemic. He is a leader in sales and operations in his field. As the former Regional Sales Manager for MOMS Pharmacy in Melville, New York, he helped increase the company’s sales and market share from New York to the tri-state area and Florida.  He has become an expert in the field of treatment adherence and understands how the HIV/AIDS virus affects people’s lives. As he takes on the new challenge of being the Chief Executive Officer of Progressive Care, it is expected that Mr. Watson’s expertise will help the Company surpass previous benchmarks and make it a stable force in providing unique services to the community, including treatment to persons living with HIV and AIDS.

Ms. Parikh has been a vital consultant to the Company for the past three years. As President and CEO of Spark Financial Consulting, Ms. Parikh provided business development consulting services in which she advised the Company on human resources, financial reporting and transactions, operations, compliance, SEC filings, and investor relations, among other things. Ms. Parikh was also the Chief Operating Officer of Basis Financial, a boutique investment banking firm engaged by the Company. Her experience in the financial services industry centers on operational management, preparation and submission of financial statements, mergers & acquisitions, securities offerings, SEC reporting, due diligence, compliance, and regulatory audits.  Ms. Parikh currently maintains 8 securities license registrations including the Series 7, Series 66, and Series 24. Her managerial expertise has been invaluable as a consultant and is expected to be a tremendous asset as Chief Operating Officer of the Company.

Mr. Watson stated, “I am very pleased to be chosen to serve Progressive Care. I am looking forward to bringing my experience and knowledge to help people in the communities we serve live healthier and longer lives and to grow this Company to new heights.”

Upon joining the Company, Ms. Parikh said, “It is a distinct honor to be selected to serve this Company and its shareholders. As a long-time service provider to Progressive Care, I believe in its immense potential and will use all of my skills and knowledge to help the Company realize that potential.”

1111 Park Center Blvd, Suite 202, Miami Gardens, FL 33169
Ph: 786-657-2060 ◦ Fax: 786-955-6619
www.progressivecareus.com ◦ info@progressivecareus.com

About Progressive Care Inc.

Progressive Care, Inc. (OTC.BB: RXMD.OB - News) and its subsidiary Pharmco, LLC, a provider of prescription pharmaceuticals, specializing in anti-retroviral patient care, long term care and durable medical equipment. Our operations are currently focused on the South Florida market, where management believes demographics are synergistic with its marketing efforts of anti-retroviral patient management and its DME product line. Progressive Care is devoted to improving the quality of life of special needs patients through increasing access to vital medication and equipment, raising awareness, and providing education and other services to local communities and long term care institutions. For more information regarding RXMD, please visit http://www.progressivecareus.com, or view our reports and filings with the Securities and Exchange Commission on http://www.sec.gov.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs and our management's assumptions. Statements that are not historical facts are forward-looking statements. Words such as "expect," "outlook," "forecast," "would," "could," "should," "project," "intend," "plan," "continue," "believe," "seek," "estimate," "anticipate," "may," "assume," and variations of such words and similar expressions are often used to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, and include all statements regarding the expected contribution of Mr. Watson and Ms. Parikh.  The forward-looking statements  involve risks, assumptions and uncertainties, including, but not limited to, our ability to implement our business plan, our ability to raise sufficient capital on acceptable terms to support our expansion initiatives, the ultimate success of our initiatives, and  those other risks described in Item 1A "Risk Factors" in our Annual Financial Report Form 10-K for the period ending December 31, 2011, as amended, and in the other reports that we file or furnish with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we undertake no obligation to update publicly any forward-looking statements after the date they are made, whether as a result of new information, future events, changes in assumptions or otherwise.

Contact:
Company Contact
Progressive Care Inc.
111 Park Center Blvd.
Suite 202
Miami Gardens, FL 33169
786-657-2060
Investor Contact
Spark Financial Consulting, Inc.
investors@progressivecareus.com
786-923-0545

1111 Park Center Blvd, Suite 202, Miami Gardens, FL 33169
Ph: 786-657-2060 ◦ Fax: 786-955-6619
www.progressivecareus.com ◦ info@progressivecareus.com